Exhibit 99.1

Contact Information:

Suzanne DuLong, VP IR & Corporate Comm

T: 802-882-2100

Investor.Services@GMCR.com

FOR IMMEDIATE RELEASE

Green Mountain Coffee Roasters, Inc. Reports Third Quarter Fiscal 2011 Results

Spring Advertising and Brand Promotion Raise Awareness of the Keurig Single-Cup Brewing System

and Brew Over Ice Beverages

WATERBURY, Vt. (July 27, 2011) – Green Mountain Coffee Roasters, Inc., (GMCR) (NASDAQ: GMCR), a leader in specialty coffee and coffeemakers, today announced its fiscal 2011 third quarter results for the thirteen weeks ended June 25, 2011.

Third Quarter Fiscal 2011 Performance Highlights*

•	Net sales up 127% over the same period in fiscal 2010

•	GAAP EPS of $0.37; Non-GAAP EPS of $0.49

•	GAAP operating income increases 215% over Q3’10; Non-GAAP operating income improves 185% over the year ago quarter

•	GAAP net income increases 206% over Q3’10; Non-GAAP net income up 167% over Q3’10

Third Quarter Fiscal 2011 Results*

Net sales for the third quarter of fiscal 2011 increased 127% to $717.2 million as compared to $316.6 million for the third quarter of fiscal 2010. Under Generally Accepted Accounting Principles (GAAP), net income for the third quarter of fiscal 2011 totaled $56.3 million, or $0.37 per diluted share, representing an increase of 206% as compared to GAAP net income of $18.4 million, or $0.13 per diluted share, for the third quarter of fiscal 2010.

The Company’s non-GAAP net income for the third quarter of fiscal 2011 increased 167% to $75.7 million, from non-GAAP net income of $28.3 million in the third quarter of fiscal 2010. Third quarter fiscal 2011 non-GAAP net income excludes pre-tax items of $11.8 million in amortization of identifiable intangibles related to the Company’s acquisitions, $17.1 million in loss on extinguishment of debt, and $0.8 million in legal and accounting expenses related to the SEC inquiry and pending litigation. Third quarter fiscal 2010 non-GAAP net income excludes pre-tax items of $4.0 million in non-deductible acquisition-related expenses for the Diedrich acquisition and $4.3 million in amortization of identifiable intangibles related to the Company’s prior acquisitions.

On the same basis of presentation, GMCR’s non-GAAP earnings per diluted share increased 140% to $0.49 in the third quarter of fiscal 2011 from $0.21 in the third quarter of fiscal 2010.

“In addition to continued strong consumer adoption of the Keurig® Single-Cup Brewing system, we believe our third quarter benefitted from our first-ever significant spring advertising and brand support programs, designed to raise awareness of the Keurig Single-Cup Brewing system and of our Brew Over Ice™ Teas and Coffees, perfect for the summer months,” said Lawrence J. Blanford, GMCR’s president and CEO.

The Keurig® Single-Cup Brewing system brews a perfect cup of coffee, tea, hot cocoa or iced beverage in under one minute at the touch of a button.

“Keurig brewing is truly changing the way North America brews and enjoys coffee at home and in the workplace,” said Blanford. “We have seen awareness of the Keurig Single-Cup Brewing system grow faster and more broadly than we could have imagined just a few years ago. As we head into preparation for Holiday 2011 and planning for our 2012 fiscal year, we are both excited and humbled by the opportunity we see ahead for our Company, our employees and our valued business partners.”

Blanford concluded, “It is particularly rewarding to think that with our growth, the resources we’re able to allocate to socially and environmentally focused initiatives grows as well, amplifying the positive change GMCR and its employees continue to bring about in our local communities and in communities around the world.”

Fiscal 2011 Third Quarter Financial Review*

•

Approximately 82% of consolidated net sales in the third quarter were from the Keurig brewing system and its recurring portion pack sales, including Keurig-related accessory sales with the remainder of total sales consisting primarily of sales of bagged coffee and revenue from our office coffee services business.

•	Net sales from portion packs totaled $485.4 million in the quarter, up 136%, or $279.7 million, over the same period in 2010.

•	Net sales from Keurig brewers and accessories totaled $105.4 million in the quarter, up 66%, or $42.0 million, from the prior year period.

•

Supporting continued growth in portion pack demand, GMCR sold 1.1 million Keurig brewers during the third quarter of fiscal 2011. This brewer shipment number does not account for consumer returns to retailers. We estimate that GMCR brewer shipments represented approximately 92% of total brewers shipped with Keurig technology in the period.

•

The Company announced a price increase in September 2010 that was implemented in the first and second quarters of fiscal 2011, and announced a price increase in May 2011 that was implemented late in the third quarter of fiscal 2011. If calculated based on pricing in effect during the prior year quarter, we believe the price increases improved net sales by approximately 13% compared to net sales for the third quarter of fiscal 2010.

•	The acquisition of Van Houtte completed on December 17, 2010 contributed $111.7 million to consolidated net sales.

•

Third quarter fiscal 2011 gross margin was 36.8% of total net sales compared to 34.4% for the corresponding quarter in fiscal 2010. The improvement of gross margin is due primarily to a shift in the Company’s sales mix.

•	The Company increased its GAAP operating income by 215%, to $119.3 million, in the third quarter of fiscal 2011 as compared to $37.9 million in the year ago quarter.

•

GMCR’s third quarter fiscal 2011 non-GAAP operating income of $131.9 million increased 185% over non-GAAP operating income of $46.2 million in the third quarter of fiscal 2010. Non-GAAP operating income represented 18.4% of net sales in the third quarter of fiscal 2011 and 14.6% of net sales in the third quarter of fiscal 2010.

•

The Company’s tax rate for the third quarter of fiscal 2011 was 35.8% as compared to 49.5% in the prior year quarter. The 49.5% prior year rate included the tax effect of the recognition of the estimated total $12 million non-deductible acquisition-related expenses incurred during the Company’s first, second and third quarters of fiscal 2010 for the Diedrich acquisition which closed during the Company’s fiscal third quarter of fiscal 2010.

•

Diluted weighted average shares outstanding increased 11% to 153.3 million in the third quarter of fiscal 2011 from 137.9 million in the third quarter of fiscal 2010 largely as a result of the addition of approximately 9.5 million shares issued as part of the Company’s common stock offering completed in May 2011 as well as 608,342 shares of common stock sold to Luigi Lavazza S.p.A in a private placement pursuant to preemptive rights under existing agreements, completed on May 11, 2011. The offering raised approximately $688.9 million after deducting underwriting discounts and commissions and estimated offering expenses.

Balance Sheet Highlights

•	Cash and short-term cash investments were $106.8 million at June 25, 2011, up from $64.5 million at March 26, 2011 as a result of the Company’s common stock offering closed on May 11, 2011.

•

Accounts receivable increased 78% year-over-year to $229.4 at June 25, 2011, from $128.8 million at June 26, 2010, reflecting continuing sales growth and the addition of Van Houtte-related accounts receivables.

•	Inventories were $417.5 million at June 25, 2011 including $40.1 million of Van Houtte-related inventories. This compares to $177.2 million at June 26, 2010.

•

Debt outstanding decreased to $421.9 million at June 25, 2011 from $1.06 billion at March 26, 2011 as a result of the pay down of debt with proceeds from the Company’s common stock offering in May 2011.

•

The Company is pursuing a sale of the Filterfresh U.S.-based coffee services business portion of its Van Houtte acquisition, which is classified as “assets held for sale” in the Company’s financial statements, and expects to use any proceeds from an ultimate sale to reduce debt.

Business Outlook and Other Forward-Looking Information*

Company Estimates for Fourth Quarter Fiscal Year 2011

With one quarter remaining, the Company has refined its outlook for its fiscal year 2011 and is providing its estimates for its fourth quarter of fiscal 2011. It expects:

•	Fiscal fourth quarter consolidated net sales growth of 100% to 105% resulting in total fiscal 2011 consolidated net sales growth of 98% to 100%, compared to the prior estimate of 82% to 87%.

•

Fiscal fourth quarter fully diluted non-GAAP earnings per share in the range of $0.44 to $0.48 per share, resulting in total fiscal 2011 fully diluted non-GAAP earnings per share in the range of $1.63 to $1.67 per share. This excludes any acquisition-related transaction expenses; legal and accounting expenses related to the SEC inquiry, the Company’s internal investigation and pending litigation; amortization of identifiable intangibles related to the Company’s acquisitions; losses incurred on the extinguishment of debt; foreign exchange impact of hedging the risk associated with the Canadian dollar purchase price of the Van Houtte acquisition; and any gain or loss from sale of the Filterfresh U.S.-based coffee services business.

•

The Company’s estimate of non-GAAP earnings per share for fiscal 2011 is greater than the sum of the actual year-to-date third quarter of fiscal 2011 non-GAAP earnings per share and Company’s estimate of the non-GAAP earnings per share for the fourth quarter of fiscal 2011 due to the weighted impact of the increase in outstanding shares resulting from the May 2011 equity offering on the fourth quarter as compared to the fiscal year.

•	Capital expenditures for fiscal 2011 in the range of $325 million to $350 million, up from previous capital expenditure guidance of $275 million to $305 million.

Company Estimates for Fiscal Year 2012

The Company provided the following first estimates for its fiscal year 2012.

•	Total consolidated net sales growth of 60% to 65% from fiscal 2011.

•

Fiscal 2012 non-GAAP earnings per diluted share in a range of $2.55 to $2.65 per diluted share, excluding any acquisition-related transaction expenses; legal and accounting expenses related to the SEC inquiry, the Company’s internal investigation and pending litigation; amortization of identifiable intangibles related to the Company’s acquisitions; and any gain or loss from sale of the Filterfresh U.S.-based coffee services business.

•

Capital expenditures for fiscal 2012 in the range of $650 million to $720 million. In addition, as the Company secures new production facilities for future growth it may incur additional capital expenditures in the range of $50 million to $60 million in fiscal 2012.

*	All comparisons to prior periods reflect restated financial results for those periods as reported in Annual Report on Form 10-K filed December 9, 2010. A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP operating results that exclude certain charges or credits such as acquisition-related transaction expenses, legal and accounting-related expenses associated with the SEC inquiry, the Company’s internal investigation and pending litigation, foreign exchange impact of hedging the risk associated with the Canadian dollar purchase price of the Van Houtte acquisition, and non-cash related items such as amortization of identifiable intangibles, and losses incurred on the extinguishment of debt, each of which include adjustments to show the tax impact of excluding these items. These amounts are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these measures provide investors with transparency by helping illustrate the underlying financial and business trends relating to the Company’s results of operations and financial condition and comparability between current and prior periods. Management uses the measures to establish and monitor budgets and operational goals and to evaluate the performance of the Company. Please see the “GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations” tables that accompany this press release for a full reconciliation the Company’s GAAP to non-GAAP results.

Conference Call and Webcast

Green Mountain Coffee Roasters, Inc. will be discussing these financial results with analysts and investors in a conference call and live webcast available via the Internet at 5:00 p.m. ET today, July 27, 2011. Management’s prepared remarks on its quarterly results will be provided via a Current Report on Form 8-K and also posted under the events link in the Investor Relations section of the Company’s website at www.GMCR.com. As a result, the conference call will include only brief remarks by management followed by a question and answer session. The call along with accompanying slides is accessible, via live webcast from the events link in the Investor Relations portion of the Company’s website at http://investor.gmcr.com/events.cfm. The Company archives the latest conference call for a period of time. A replay of the conference call also will be available by telephone at (719) 457-0820, Passcode 8608345 from 9:00 p.m. ET on July 27, 2011 through 9:00 p.m. ET on Sunday, July 31, 2011.

About Green Mountain Coffee Roasters, Inc.

As a leader in specialty coffee and coffee makers, Green Mountain Coffee Roasters, Inc. (GMCR) (NASDAQ: GMCR), is recognized for its award-winning coffees, innovative Keurig Single-Cup brewing technology, and socially responsible business practices. GMCR supports local and global communities by offsetting 100% of its direct greenhouse gas emissions, investing in sustainably-grown coffee, and donating at least five percent of its pre-tax profits to social and environmental projects.

GMCR routinely posts information that may be of importance to investors in the Investor Relations section of its website, including news releases and its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for important information and news. Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from GMCR as it is released.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact on sales and profitability of consumer sentiment in this difficult economic environment, the Company’s success in efficiently expanding operations and capacity to meet growth, the Company’s success in efficiently and effectively integrating the Company’s acquisitions, the Company’s success in introducing and producing new product offerings, the ability of lenders to honor their commitments under the Company’s credit facility, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, the Company’s ability to continue to grow and build profits in the At Home and Away from Home businesses, the Company experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issue, the impact of the loss of major customers for the Company or reduction in the volume of purchases by major customers, delays in the timing of adding new locations with existing customers, the Company’s level of success in continuing to attract new customers, sales mix variances, weather and special or unusual events, the impact of the inquiry initiated by the SEC and any related litigation or additional governmental investigative or enforcement proceedings, as well as other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect management’s analysis as of the date of this release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

GMCR-C

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Statements of Operations

(Dollars in thousands except per share data)

	Thirteen weeks ended June 25, 2011	Thirteen weeks ended June 26, 2010
		(As Restated)
Net sales	$717,210	$316,583
Cost of sales	453,130	207,698

Gross profit	264,080	108,885

Selling and operating expenses	95,512	45,687
General and administrative expenses	49,258	25,267

Operating income	119,310	37,931

Other income (expense), net	(233)	27
Gain on financial instruments, net	482	—
Loss on foreign currency, net	(981)	—
Interest expense	(29,830)	(1,495)

Income before income taxes	88,748	36,463

Income tax expense	(31,778)	(18,063)

Net Income	56,970	18,400

Net income attributable to noncontrolling interests	622	—

Net income attributable to GMCR	$56,348	$18,400

Basic income per share:
Basic weighted average shares outstanding	147,663,350	131,677,459
Net income per common share - basic	$0.38	$0.14

Diluted income per share:
Diluted weighted average shares outstanding	153,344,389	137,898,253
Net income per common share - diluted	$0.37	$0.13

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Statements of Operations

(Dollars in thousands except per share data)

	Thirty-nine weeks ended June 25, 2011	Thirty-nine weeks ended June 26, 2010
		(As Restated)
Net sales	$1,939,016	$983,688
Cost of sales	1,288,481	671,376

Gross profit	650,535	312,312

Selling and operating expenses	253,546	142,313
General and administrative expenses	134,788	72,903

Operating income	262,201	97,096

Other income (expense), net	933	137
Loss on financial instruments, net	(11,819)	(354)
Gain on foreign currency, net	4,643	—
Interest expense	(52,560)	(3,376)

Income before income taxes	203,398	93,503

Income tax expense	(78,171)	(40,988)

Net Income	125,227	52,515

Net income attributable to noncontrolling interests	1,095	—

Net income attributable to GMCR	$124,132	$52,515

Basic income per share:
Basic weighted average shares outstanding	143,606,691	131,303,879
Net income per common share - basic	$0.86	$0.40

Diluted income per share:
Diluted weighted average shares outstanding	149,357,480	137,681,766
Net income per common share - diluted	$0.83	$0.38

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Balance Sheets

(Dollars in thousands)

	June 25, 2011	September 25, 2010
Assets
Current assets:
Cash and cash equivalents	$76,138	$4,401
Restricted cash and cash equivalents	30,651	355
Receivables, less uncollectible accounts and return allowances of $20,432 and $14,056 at June 25, 2011 and September 25, 2010, respectively	229,420	172,200
Inventories	417,496	262,478
Income taxes receivable	10,736	5,350
Other current assets	25,068	23,488
Current deferred income taxes, net	27,186	26,997
Current assets held for sale	28,303	—

Total current assets	844,998	495,269

Fixed assets, net	499,076	258,923
Intangibles, net	555,416	220,005
Goodwill	806,613	386,416
Other long-term assets	49,137	9,961
Long-term assets held for sale	119,182	—

Total assets	$2,874,422	$1,370,574

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$5,238	$19,009
Accounts payable	209,572	139,220
Accrued compensation costs	40,095	24,236
Accrued expenses	76,895	49,279
Income tax payable	2,924	1,934
Current deferred income taxes, net	1,888	—
Other short-term liabilities	39,601	4,377
Current liabilities related to assets held for sale	19,493	—

Total current liabilities	395,706	238,055

Long-term debt	416,676	335,504
Long-term deferred income taxes, net	195,879	92,579
Other long-term liabilities	27,729	5,191
Long-term liabilities related to assets held for sale	1,039	—

Commitments and contingencies

Redeemable noncontrolling interests	20,747	—

Stockholders’ equity:
Preferred stock, $0.10 par value: Authorized - 1,000,000 shares; No shares issued or outstanding	—	—
Common stock, $0.10 par value: Authorized - 200,000,000 shares; Issued and outstanding - 153,044,445 and 132,823,585 shares at June 25, 2011 and September 25, 2010, respectively	15,304	13,282
Additional paid-in capital	1,456,662	473,749
Retained earnings	337,000	213,844
Accumulated other comprehensive income (loss)	7,680	(1,630)

Total stockholders’ equity	$1,816,646	$699,245

Total liabilities and stockholders’ equity	$2,874,422	$1,370,574

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Statements of Cash Flows

(Dollars in thousands)

	Thirty-nine weeks ended June 25, 2011	Thirty-nine weeks ended June 26, 2010
		(As Restated)
Cash flows from operating activities:
Net income	$125,227	$52,515

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	50,176	20,379
Amortization of intangibles	29,587	9,497
Amortization of deferred financing fees	4,643	—
Loss on extinguishment of debt	19,732	—
Unrealized gain on foreign currency	(4,956)	—
Loss on disposal of fixed assets	421	522
Provision for doubtful accounts	2,315	372
Provision for sales returns	48,755	26,291
Unrealized loss (gain) on financial instruments, net	7,671	(188)
Tax benefit from exercise of non-qualified options and disqualified dispositions of incentive stock options	38	25
Excess tax benefits from equity-based compensation plans	(29,175)	(5,626)
Deferred income taxes	3,343	49
Deferred compensation and stock compensation	7,686	6,061
Changes in assets and liabilities, net of effects of acquisition:
Receivables	(58,229)	(44,769)
Inventories	(118,113)	(31,356)
Income tax receivable (payable), net	25,533	(1,068)
Other current assets	2,371	(4,896)
Other long-term assets, net	(11,552)	421
Accounts payable	49,134	21,544
Accrued compensation costs	(1,106)	(3,851)
Accrued expenses	12,054	12,119
Other short-term liabilities	(2,388)	—
Other long-term liabilities	11,541	—

Net cash provided by operating activities	174,708	58,041

Cash flows from investing activities:
Change in restricted cash	98	(660)
Proceeds from sale of short-term investments	—	50,000
Proceeds from notes receivable	449	1,788
Acquisition of Timothy’s Coffee of the World Inc.	—	(154,208)
Acquisition of Diedrich Coffee, Inc., net of cash acquired	—	(305,261)
Acquisition of LJVH Holdings, Inc. (Van Houtte), net of cash acquired	(907,835)	—
Capital expenditures for fixed assets	(175,474)	(84,386)
Proceeds from disposal of fixed assets	850	253
Other investing activities	(158)	—

Net cash used in investing activities	(1,082,070)	(492,474)

Cash flows from financing activities:
Net change in revolving line of credit	165,835	57,001
Proceeds from issuance of common stock under compensation plans	9,577	4,127
Proceeds from issuance of common stock for private placement	291,096	—
Proceeds from issuance of common stock in public equity offering	673,048	—
Financing costs in connection with public equity offering	(25,685)	—
Dividends paid to redeemable noncontrolling interests shareholders	(702)	—
Excess tax benefits from equity-based compensation plans	29,175	5,626
Capital lease obligations	(7)	(42)
Proceeds from borrowings of long-term debt	796,375	140,000
Deferred financing fees	(45,821)	(1,359)
Repayment of long-term debt	(906,708)	(3,750)

Net cash provided by financing activities	986,183	201,603

Change in cash balances included in short-term assets held for sale	(8,248)	—

Effect of exchange rate changes on cash and cash equivalents	1,164	—

Net increase (decrease) in cash and cash equivalents	71,737	(232,830)
Cash and cash equivalents at beginning of period	4,401	241,811

Cash and cash equivalents at end of period	$76,138	$8,981

Supplemental disclosures of cash flow information:
Fixed asset purchases included in accounts payable and not disbursed at the end of each year	$26,970	$12,549

Noncash investing activity:
Liabilities assumed in conjunction with acquisitions	$—	$1,533

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

	Thirteen weeks ended June 25, 2011	Thirteen weeks ended June 26, 2010
		(As Restated)
Operating income	$119,310	$37,931
Acquisition-related expenses (1)	—	3,992
SEC inquiry (2)	799	—
Amortization of identifiable intangibles (3)	11,794	4,293

Non-GAAP operating income	$131,903	$46,216

	Thirteen weeks ended June 25, 2011	Thirteen weeks ended June 26, 2010
		(As Restated)
Net income	$56,348	$18,400
After tax:
Acquisition-related expenses (5)	—	7,208
SEC inquiry (2)	513	—
Amortization of identifiable intangibles (3)	7,859	2,729
Loss on extinguishment of debt (4)	11,027	—

Non-GAAP net income	$75,747	$28,337

	Thirteen weeks ended June 25, 2011	Thirteen weeks ended June 26, 2010
		(As Restated)
Diluted income per share	$0.37	$0.13
After tax:
Acquisition-related expenses (5)	$—	$0.05
SEC inquiry (2)	$0.00	$—
Amortization of identifiable intangibles (3)	$0.05	$0.02
Loss on extinguishment of debt (4)	$0.07	$—

Non-GAAP net income per share	$0.49	$0.21	*

* Does not add due to rounding.
(1)	Represents direct acquisition related expenses classified as general and administrative expense.
(2)	Represents legal and accounting expenses related to the SEC inquiry and pending litigation classified as general and administrative.
(3)	Represents the amortization of intangibles related to the Company’s acquisitions classified as general and administrative expense.
(4)	Represents the write-off of debt issuance costs and original issue discount primarily associated with the extinguishment of the Term B loan under the Credit Agreement.
(5)	Third quarter of fiscal 2010 reflects the reversal of $4.0 million non-deductible acquisition related expenses and the resulting $3.2 million tax effect. The tax effect represents the reversal of the tax benefit associated with acquisition related expenses previously incurred during the Company’s first and second quarters of fiscal 2010 for the Diedrich acquisition which closed during the Company’s third quarter of fiscal 2010.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

	Thirty-nine weeks ended June 25, 2011	Thirty-nine weeks ended June 26, 2010
		(As Restated)
Operating income	$262,201	$97,096
Acquisition-related expenses (1)	10,573	13,889
SEC inquiry (2)	7,193	—
Amortization of identifiable intangibles (3)	29,587	9,497

Non-GAAP operating income	309,554	$120,482

	Thirty-nine weeks ended June 25, 2011	Thirty-nine weeks ended June 26, 2010
		(As Restated)
Net income	$124,132	$52,515
After tax:
Acquisition-related expenses (5)	14,524	13,889
SEC inquiry (2)	4,442	—
Amortization of identifiable intangibles (3)	19,514	6,090
Loss on extinguishment of debt (4)	11,027	—

Non-GAAP net income	$173,639	$72,494

	Thirty-nine weeks ended June 25, 2011	Thirty-nine weeks ended June 26, 2010
		(As Restated)
Diluted income per share	$0.83	$0.38
After tax:
Acquisition-related expenses (5)	$0.10	$0.10
SEC inquiry (2)	$0.03	$—
Amortization of identifiable intangibles (3)	$0.13	$0.04
Loss on extinguishment of debt (4)	$0.07	$—

Non-GAAP net income per share	$1.16	$0.53	*

*	Does not add due to rounding.
(1)	Represents direct acquisition related expenses classified as general and administrative expense.
(2)	Represents legal and accounting expenses related to the SEC inquiry, the Company’s internal investigation and pending litigation classified as general and administrative.
(3)	Represents the amortization of intangibles related to the Company’s acquisitions classified as general and administrative expense.
(4)	Represents the write-off of debt issuance costs and original issue discount, net of tax, primarily associated with the extinguishment of the Term B loan under the Credit Agreement.
(5)	The 2011 YTD period reflects direct acquisition-related expenses of $10.6 million ($8.9 million after-tax). In addition, the 2011 YTD period represents; the write-off of deferred financing expenses as part of the new debt financing of $2.6 million ($1.6 million after-tax) and the foreign exchange impact of hedging the risk associated with the Canadian dollar purchase price of the Van Houtte acquisition of $5.3 million ($4.0 million after-tax). The 2010 YTD period reflects the reversal of $13.9 million direct acquisition related expenses. The reversal of the acquisition related expenses had no tax effect YTD because the acquisitions were closed as of the third quarter of fiscal 2010 and the expenses are non-deductible for tax purposes.